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                                                                   EXHIBIT 23(e)

                         Independent Auditors' Consent


The Board of Directors
CNB Bancshares, Inc.:

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated April 27, 1998 on the compiled consolidated financial statements of National Bancorp as of and for the three months ended March 31, 1998 and 1997 and our report, dated January 15, 1998, on the audited consolidated financial statements of National Bancorp as of and for the years ended December 31, 1997, 1996 and 1995.

We also consent to the reference in this registration statement to our firm under the heading "Experts."

                                          /s/ Harding, Shymanski & Company, P.C.

June 1, 1998